Tauriga Sciences, Inc. Extinguishes its Largest Remaining Balance Sheet Liability for One Time Cash Payment of $15,000 and One Time Issuance of 5,000,000 Restricted Shares; Liability Dated Back to the Years 2010/2011 and Totaled $177,883.71

NEW YORK, NY—(Marketwired - Dec 22, 2017) - Tauriga Sciences, Inc. (OTC PINK: TAUG) (“Tauriga” or the “Company”), engaged in building business through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities/equity investments, today announced the Settlement of its largest remaining balance sheet liability for a one-time cash payment of $15,000 and a one-time restricted share issuance of 5,000,000 TAUG shares (the shares of common stock issued under the Settlement will be “restricted securities” as defined by the Securities Act of 1933, as amended). This liability dated back to the Years 2010/2011 (maintained on the Company’s books as an Accounts Payable), when the legal predecessor of the Company operated under the name: Novo Energies Corp.

This Accounts Payable liability totaled $177,883.71 (as of December 19, 2017) and the creditor was a U.S. based Environmental Engineering firm. After an extensive period of negotiations, the Parties agreed to the above-referenced Settlement terms on December 19, 2017. Accordingly, Tauriga expects that this liability will be removed from the Company’s balance sheet before December 31, 2017 (the final date of its 3rd Fiscal Quarter of 2018).

Tauriga’s Chief Executive Officer, Seth M. Shaw expressed, “The Company has worked with a great sense of urgency and determination to both strengthen and improve its balance sheet. Management is pleased to confirm to its shareholders that the progress realized, over the past 2 months, has been outstanding. The most important corporate goals are to restore and create long term shareholder value for our many shareholders who have persevered a difficult past few years.”

ABOUT TAURIGA SCIENCES, INC.

Tauriga Sciences, Inc. (OTC PINK: TAUG) is engaged in building business through the development, distribution, and licensing of proprietary products as well as the evaluation of potential acquisition opportunities/equity investments. The Company is presently focused on its upcoming contemplated launch of a Cupacu Butter based lip balm product branded under the name: Herman. The Company believes that one of its most important strengths is its access to and relationships with potentially substantial distribution systems and networks. The Company intends to capitalize on distribution opportunities and will continually update shareholders on such developments. Please visit the Corporate Website at www.tauriga.com

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation: expectations, expects, anticipates, believes, hopes, beliefs, plans and objectives regarding the development, use and marketability of products as well as the attainment of certain corporate goals and milestones (i.e. SEC Periodic Filings, Filing of Proxies, etc.). Such forward-looking statements are based on present circumstances and on Tauriga’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions and other factors over which Tauriga has little or no control. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by Tauriga with the Securities and Exchange Commission.

CONTACT INFORMATION

Tauriga Sciences Inc.

555 Madison Avenue, 5th Floor

New York, NY 10022

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

www.tauriga.com